                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      American President Companies, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Merrill Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                                                                  March 26, 1996

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of American President Companies, Ltd., which will be held on Tuesday, April 30, 1996, beginning at 10:00 A.M., at the Company's headquarters, 1111 Broadway, Oakland, California.

    The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

    After reading the Proxy Statement, please mark, sign, date and return, at an early date, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented.

    A copy of the Company's 1995 Annual Report to Stockholders is also enclosed.

    The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely,

                                          Joji Hayashi
                                          CHAIRMAN OF THE BOARD

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1996

    The Annual Meeting of Stockholders of American President Companies, Ltd. (the "Company") will be held at the Company's headquarters, 1111 Broadway, Oakland, California, on Tuesday, April 30, 1996, beginning at 10:00 A.M., for the following purposes:

    1.  To elect three Class I directors to hold office until 1999.

    2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal year 1996.

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on March 1, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection at the time and place of the Annual Meeting and, during the ten days prior to the meeting, at the Company's executive offices at 1111 Broadway, Oakland, California.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          Maryellen B. Cattani
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY
March 26, 1996

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American President Companies, Ltd., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on April 30, 1996, and any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting. On the matters coming before the meeting as to which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the three nominees for director listed in this Proxy Statement and FOR the proposal referred to in item 2 in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

    Holders of the Company's Common Stock of record at the close of business on March 1, 1996, will be entitled to notice of and to vote on all matters properly brought before the Annual Meeting. On such date, the Company had outstanding 25,696,015 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

    Directors are elected by a plurality vote. The approval of all other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. Broker non-votes and other circumstances in which proxy authority has been withheld will have no effect on the approval of any matter submitted for stockholder approval at the Annual Meeting.

    The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock. In addition to solicitation by mail, solicitation may be made by certain directors, officers and other employees of the Company in person, by telephone or by other means. No additional compensation will be paid for such solicitation. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of approximately $6,500 plus expenses.

    This Proxy Statement and a form of proxy are being mailed to stockholders commencing on or about March 26, 1996. A copy of the Company's Annual Report to Stockholders containing financial statements for the fiscal year ended December 29, 1995 accompanies this Proxy Statement.

                             ELECTION OF DIRECTORS

    The Company has three classes of directors with staggered three-year terms. Class I consists of three directors, Class II consists of five directors and Class III consists of two directors. Three Class I directors are to be elected at the Annual Meeting for terms which continue until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until retirement in accordance with the Retirement Plan for Directors (as described below). The Company's Certificate of Incorporation and bylaws provide that the number of directors shall be determined by resolution of the Board (but shall not be less than five). The Board has established by resolution that the number of directors constituting the Board shall be ten (10) and that the maximum number of directors shall be fixed at fifteen (15).

    All three Class I nominees have been recommended by the Board of Directors for election as directors. All of the Class I nominees are presently members of the Board of Directors of the Company. The Board of Directors knows of no reason why any of the nominees will be unable to serve. In the event that any nominee becomes unable or declines to serve, the proxies may be voted for the balance of those named and for such other nominee or nominees as the Board may select.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

    Set forth below are the names and ages of the nominees for Class I director and the continuing directors of Class II and Class III, their principal occupations at present and for the past five years and certain directorships held by each. The terms of the continuing Class II and the Class III directors expire in 1997 and 1998, respectively.

CLASS I--NOMINEES FOR DIRECTOR

[PHOTO] TULLY M. FRIEDMAN (AGE 54). Mr. Friedman was elected as a director of the Company in April 1994. He is a general partner of Hellman & Friedman, a San Francisco-based investment firm. Mr. Friedman is currently on the Advisory Board of Tevecap, S.A., the Boards of Directors of Levi Strauss & Co., Mattel, Inc., McKesson Corporation and MobileMedia Corporation, and a member of the Board of Representatives of Falcon Holding Group, L.P.(a)

[PHOTO] JOJI HAYASHI (AGE 56). Mr. Hayashi became the Chairman of the Board of Directors in October 1995. He was President and Chief Executive Officer of American President Lines, Ltd. from May 1990 until October 1995. He has been a director of the Company since July 1983.

[PHOTO] G. CRAIG SULLIVAN (AGE 55). Mr. Sullivan was elected as a director of the Company in April 1994. Mr. Sullivan has been the Chairman of the Board and Chief Executive Officer of The Clorox Company since July 1, 1992. Prior to that, he was The Clorox Company's Vice Chairman and Chief Executive Officer (May-June 1992) and Group Vice President (1989-1992).(b)
CLASS II--DIRECTORS

[PHOTO] CHARLES S. ARLEDGE (AGE 60). Mr. Arledge became a director of the Company in July 1983. Mr. Arledge is a partner of Signal Ventures, a private investment firm. He was Vice President, Strategic Planning of Aerojet-General Corporation from 1986 to 1989.(a)(c)

[PHOTO] F. WARREN HELLMAN (AGE 61). Mr. Hellman became a director of the Company in November 1988. He is a general partner of Hellman & Friedman, a San Francisco-based investment firm. Mr. Hellman is also a director of Williams-Sonoma, Inc., Levi Strauss Associates, Inc., Franklin Resources, Inc. and numerous private companies.(b)(d)

[PHOTO] TIMOTHY J. RHEIN (AGE 55). Mr. Rhein was named President and Chief Executive Officer of the Company in October 1995. He served as the Company's President and Chief Operating Officer from July 1995 to October 1995. Prior to that, Mr. Rhein was President and Chief Executive Officer of APL Land Transport Services, Inc. from May 1990 to October 1995 and President and Chief Operating Officer of American President Lines, Ltd. from January 1987 to May 1990. He has been a director of the Company since July 1990.(d)

[PHOTO] FORREST N. SHUMWAY (AGE 69). Mr. Shumway became a director of the Company in August 1987. He retired as Vice Chairman of the Board of Allied-Signal Inc. in December 1987, a position he had held since 1985. Mr. Shumway is also a director of First Interstate Bancorp, Transamerica Corporation, The Clorox Company and Aluminum Company of America.(b)(c)(d)

[PHOTO] BARRY L. WILLIAMS (AGE 51). Mr. Williams became a director of the Company in July 1983. He is President of Williams Pacific Ventures Inc., a venture capital and real estate investment and consulting firm. He was President of C. N. Flagg Power Inc., a construction services company, from July 1988 until its sale in July 1992, and a Managing Principal of Bechtel Investments, Inc. until May 1987. He is also a director of Tenera, Inc., CH2M Hill Companies, Ltd., The USA Group, Inc., Pacific Gas and Electric Company and Simpson Manufacturing Company, Inc.(a)(c)
CLASS III--DIRECTORS

[PHOTO]             JOHN H. BARR (AGE  66).  Mr. Barr  became a director of  the
                    Company in July 1983. He is a real estate developer of industrial parks.(b)

[PHOTO] TONI REMBE (AGE 59). Ms. Rembe has been a director of the Company since October 1993. She has been a partner in the law firm of Pillsbury Madison & Sutro LLP since 1971, where she is managing partner of the firm's Tax Group and a former member of the Executive Committee. She is also a director of Pacific Telesis Group, Potlatch Corporation and Transamerica Corporation, and a Trustee and the President of both the van Loben Sels Foundation and the American Conservatory Theater.(a)(c)
------------------------
(a) Member of the Audit Committee
(b) Member of the Compensation Committee
(c) Member of the Nominating Committee
(d) Member of the Executive Committee

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

    The Company has standing audit, compensation, executive and nominating committees of the Board of Directors.

    The Audit Committee assists the Board in matters relating to accounting. The Audit Committee receives from, and reviews with, the Company's independent auditors the annual report of such auditors; reviews with the independent auditors the scope of the succeeding annual audit; nominates the independent auditors to be selected each year by the Board; reviews consulting services rendered by the Company's independent auditors and evaluates the possible effect on the auditors' independence of performing such services; ascertains the existence of adequate internal accounting and control systems; and reviews with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company. The Audit Committee held three meetings during 1995.

    The Compensation Committee determines or reviews and passes upon management's recommendations with respect to executive compensation, bonuses, incentive stock awards and stock option grants and other compensation plans. The Compensation Committee held four meetings during 1995.

    The Executive Committee, subject to the ultimate direction and control of the Board of Directors, exercises all of the powers of the Board in the management of the business and affairs of the Company during the intervals between meetings of the Board. The Executive Committee held no meetings during 1995.

    The Nominating Committee makes recommendations to the Board with respect to the number of directors to serve on the Board, reviews potential candidates for director and recommends nominees for election as director. The Nominating Committee held one meeting during 1995. Any stockholder may recommend director nominees to the Nominating Committee by writing to the Secretary of the Company not less than 30 nor more than 60 days prior to any stockholders' meeting called for the election of directors. Submissions should include the full name, age, business and residence addresses of the proposed nominee and a statement of the nominee's qualifications, including the nominee's principal occupation and employment during the last five years, and the number of shares of the Company's Common Stock owned by the nominee.

    Twelve meetings of the Board of Directors were held during 1995. During 1995, each of the directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which such director served.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth, as of December 31, 1995, the number of shares of Common Stock beneficially owned by the directors and nominees named above, certain of the executive officers listed in the Summary Compensation Table and the directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals and contained in the Company's records.

                                                                   NUMBER OF
                                                                 COMMON SHARES
                                                                 BENEFICIALLY       PERCENT OF
NAME                                                               OWNED(1)            CLASS
------------------------------------------------------------  -------------------   -----------
Maryellen B. Cattani........................................            33,866        *
Joji Hayashi................................................            46,011        *
James S. Marston............................................            37,800        *
Timothy J. Rhein............................................            15,251(2)     *
Charles S. Arledge..........................................            16,117        *
John H. Barr................................................            41,999        *
Tully M. Friedman...........................................         2,032,031(3)        7.91%
F. Warren Hellman...........................................         2,040,697(3)        7.94%
Toni Rembe..................................................             8,332        *
Forrest N. Shumway..........................................            17,999        *
G. Craig Sullivan...........................................             4,333        *
Barry L. Williams...........................................             1,333        *
All directors and executive officers as a group
 (17 persons including the 12 named above)..................         2,396,635        9.33%

* Less than 1%.
------------------------
(1) Includes shares of Common Stock which may be acquired pursuant to the exercise of options exercisable on December 31, 1995 or within 60 days thereafter, as follows: Ms. Cattani, 31,920; Mr. Hayashi, 38,168; Mr. Marston, 23,300; Mr. Rhein, 15,251; Mr. Arledge, 11,999; Mr. Barr, 11,999;
    Mr. Friedman, 3,333; Mr. Hellman, 11,999; Ms. Rembe, 7,332; Mr. Shumway, 11,999; Mr. Sullivan, 3,333; Mr. Williams, 1,333; and all directors and executive officers as a group, 297,366. Also includes shares attributable to accounts under the Company's SMART Plan as of December 31, 1995, as follows:
    Ms. Cattani, 1,946; Mr. Hayashi, 1,689; Mr. Marston, 974; and all directors and executive officers as a group, 5,002.

(2) An inadvertent omission was made in a Form 4 prepared by the Company for Mr. Rhein. As a result, two transactions occurring in February 1994 were not included in Mr. Rhein's Form 4 filed with the Securities and Exchange Commission in March 1994.

(3) Includes an aggregate of 2,028,698 shares of Common Stock held by Hellman & Friedman Capital Partners, a California Limited Partnership, Hellman & Friedman Capital Partners International (BVI), APC Partners, L.P. and H&F Redwood Partners, L.P. Messrs. Hellman and Friedman are directors and officers of each of the corporate general partners of such partnerships. Messrs. Hellman and Friedman each beneficially owns 50% of the stock of each such corporation and share investment and voting power with respect to the shares of Common Stock held by the above-named partnerships. Messrs. Hellman and Friedman disclaim beneficial ownership of these shares. The address of Messrs. Hellman and Friedman is c/o Hellman & Friedman, One Maritime Plaza, 12th Floor, San Francisco, CA 94111.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    Information is set forth below as to the compensation awarded to, earned by or paid to the current and former Chief Executive Officer of the Company, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer, and the Company's directors, for services rendered to the Company and its subsidiaries during the last three fiscal years.
                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                       -----------------------------------------------------------
                                                                                        AWARDS                        PAYOUTS
                                         ANNUAL COMPENSATION                   -----------------------            ----------------
                                 -----------------------------------      RESTRICTED           SECURITIES            LONG-TERM
NAME AND PRINCIPAL                                     OTHER ANNUAL         STOCK              UNDERLYING          INCENTIVE PLAN
POSITION                   YEAR   SALARY   BONUS(1)    COMPENSATION       AWARDS(2)              OPTIONS             PAYOUTS(3)
-------------------------  ----  --------  ---------   -------------   ----------------        -----------        ----------------
Maryellen B. Cattani ....  1995  $276,240  $ 77,651        $     0          $ 4,389                17,500              $     0
 Executive Vice            1994  $276,240  $120,102        $   188                0                18,750              $     0
President,
 General Counsel and       1993  $265,620  $164,704        $    27                0                23,960              $     0
Secretary
L. Dale Crandall(5) .....  1995  $275,305  $ 92,837        $     0          $ 3,129                80,000              $     0
 Executive Vice
President,
 Chief Financial Officer
and
 Treasurer
Joji Hayashi ............  1995  $365,040  $ 92,797        $     0                0                     0              $     0
 Chairman of the Board     1994  $365,040  $177,382        $12,220                0                32,000              $     0
                           1993  $351,000  $243,252        $ 2,302                0                63,250              $73,440
John M. Lillie ..........  1995  $451,601  $159,722        $     0                0                     0              $     0
 Former Chairman of the    1994  $575,950  $294,598        $ 2,248                0                44,000              $     0
Board
 and Chief Executive       1993  $553,800  $403,997        $   294                0                85,870              $75,000
Officer
James S. Marston ........  1995  $291,200  $ 67,296        $     0                0                     0              $     0
 Executive Vice President  1994  $291,200  $134,050        $12,961                0                22,000              $     0
and
 Chief Information         1993  $280,000  $183,834        $ 1,761                0                43,620              $61,200
Officer
Timothy J. Rhein ........  1995  $393,265  $155,000        $     0          $13,629                30,000              $     0
 President and Chief       1994  $365,040  $177,382        $13,809                0                32,000              $     0
Executive
 Officer                   1993  $351,000  $243,252        $ 2,073                0                63,250              $73,440


NAME AND PRINCIPAL            ALL OTHER
POSITION                   COMPENSATION(4)
-------------------------  ----------------
Maryellen B. Cattani ....       $   17,342
 Executive Vice                 $   17,210
President,
 General Counsel and            $   15,343
Secretary
L. Dale Crandall(5) .....       $  430,080
 Executive Vice
President,
 Chief Financial Officer
and
 Treasurer
Joji Hayashi ............       $   23,214
 Chairman of the Board          $   22,977
                                $   22,430
John M. Lillie ..........       $2,973,302
 Former Chairman of the         $   34,557
Board
 and Chief Executive            $   33,867
Officer
James S. Marston ........       $   19,466
 Executive Vice President       $   19,170
and
 Chief Information              $   18,587
Officer
Timothy J. Rhein ........       $   23,283
 President and Chief            $   22,847
Executive
 Officer                        $   22,313

------------------------------

(1) Under the Company's 1995 Stock Bonus Plan, certain of the Company's executives and key employees can elect to receive all or any part of their bonuses in the form of phantom shares. Ms. Cattani and Messrs. Crandall and Rhein designated that $24,990, $17,829 and $77,490, respectively, of their bonuses payable with respect to 1995 be credited to them in the form of phantom shares.

(2) The amounts shown with respect to 1995 represent the value of premium phantom shares received under the 1995 Stock Bonus Plan. Participants who elect to receive their bonuses in the form of phantom shares receive a premium in the form of additional phantom shares equal to 17.6% of the shares representing their converted bonuses. Premium phantom shares vest in two years, subject to earlier vesting in the event the participant's employment terminates due to death or disability or in the event of a change in control with respect to the Company. If the participant's employment terminates in less than two years for any reason other than death or disability, the premium phantom shares are forfeited. Premium phantom shares carry a right to dividend equivalents, which are converted into additional phantom shares. The premium phantom shares were not credited to participants until February 16, 1996. Accordingly, there was no year-end value for fiscal year 1995.

(3) Amounts shown with respect to 1993 represent payments under the 1990 bonus program, which contained a provision allowing current employees to earn all or a portion of their annual target bonuses that were not paid with respect to 1990, if the Company achieved certain cumulative net income targets for fiscal years 1991 through 1993.

(4) During fiscal year 1995, the Company paid premiums on life insurance for Ms. Cattani and Messrs. Crandall, Hayashi and Marston in the amount of $768, $870, $1,312 and $1,994, respectively; made matching contributions under the Company's SMART Plan for Ms. Cattani and Messrs. Lillie and Rhein of $9,000 each; made matching contributions under the Company's 1995 Deferred Compensation Plan for Ms. Cattani and Messrs. Crandall, Hayashi, Lillie, Marston and Rhein of $7,574, $5,899, $21,902, $18,096, $17,472 and $14,283,
    respectively; paid Mr. Crandall $22,921 pursuant to the Company's relocation policy and $400,400 in connection with the sale of his home in Southern California pursuant to his employment agreement; and accrued or paid to Mr. Lillie an aggregate amount of $2,946,206 pursuant to an agreement in connection with his resignation. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements and Certain Transactions."

(5) Mr. Crandall joined the Company on March 31, 1995, and his compensation is for the period from March 31 to December 29, 1995.

    Information is provided below with respect to all stock option grants to and exercises by the six executive officers named in the Summary Compensation Table during fiscal year 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    INDIVIDUAL GRANTS
                                               ------------------------------------------------------------
                                                 NUMBER OF       % OF TOTAL
                                                SECURITIES        OPTIONS
                                                UNDERLYING       GRANTED TO                                   GRANT DATE
                                                  OPTIONS        EMPLOYEES      EXERCISE PRICE   EXPIRATION    PRESENT
NAME                                           GRANTED(1)(2)   IN FISCAL YEAR    PER SHARE(1)       DATE       VALUE(3)
---------------------------------------------  -------------   --------------   --------------   ----------   ----------
Maryellen B. Cattani.........................     17,500            5.98%          $22.375        7/26/03      $138,075
L. Dale Crandall.............................     80,000           27.36%          $22.375        7/26/03      $631,200
Joji Hayashi.................................          0
John M. Lillie...............................          0
James S. Marston.............................          0
Timothy J. Rhein.............................     15,000            5.13%          $25.625        7/26/03      $104,250
                                                  15,000            5.13%          $24.750        7/26/03      $107,850

------------------------
(1) All options were granted with an exercise price at or above fair market value. During fiscal year 1995, no stock appreciation rights were awarded to any executive officer.

(2) These options become exercisable in installments based upon achievement of specified targets for appreciation in the value of the Company's Common Stock. See "Compensation Committee Report on Executive Compensation." On July 27, 1998, the options will vest as to 60% of the covered shares if not otherwise vested, and on July 27, 2002, the options will vest as to the remaining 40% if not otherwise vested. In addition, the options will vest in full in the event of the employee's death or disability or upon a "change in control" with respect to the Company. As defined in the 1989 Stock Incentive Plan, the term "change in control" means that (a) any change in control occurs which would have to be disclosed in the Company's proxy statement under the rules of the Securities and Exchange Commission, (b) any person is or becomes the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or (c) a change in the composition of the Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

(3) "Grant Date Present Values" were determined based upon the Black-Scholes option pricing model. These are estimated values based upon the following arbitrary assumptions: stock price volatility calculated using daily stock prices for the 18-month period prior to the grant date; a risk-free rate of return equivalent to the interbank borrowing rate applicable to borrowings having a term equal to the remaining term of the option; exercise on the option expiration date; and a future dividend yield of 1.88%. The actual value, if any, that an executive ultimately realizes upon the exercise of an option will be the difference between the market price of the underlying shares and the option exercise price on the date of exercise.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF
                                                                 SECURITIES           VALUE OF
                                                                 UNDERLYING          UNEXERCISED
                                                                 UNEXERCISED        IN-THE-MONEY
                                                              OPTIONS AT FISCAL      OPTIONS AT
                                       SHARES                     YEAR-END         FISCAL YEAR-END
                                    ACQUIRED ON     VALUE       EXERCISABLE/        EXERCISABLE/
NAME                                  EXERCISE     REALIZED     UNEXERCISABLE       UNEXERCISABLE
----------------------------------  ------------   --------   -----------------   -----------------
Maryellen B. Cattani..............        0           $0          29,933/52,187   $  183,655/38,329
L. Dale Crandall..................        0           $0               0/80,000   $        0/50,000
Joji Hayashi......................        0           $0          33,084/85,084   $  232,973/67,794
John M. Lillie....................        0           $0        403,376/116,624   $4,862,597/91,934
James S. Marston..................        0           $0          19,760/58,540   $  143,580/46,765
Timothy J. Rhein..................        0           $0          10,167/85,084   $   49,565/67,794

PENSION PLAN TABLE

    The following table illustrates the approximate retirement income (including the supplemental benefits under the Company's Excess-Benefit Plan and 1995
Supplemental Executive Retirement Plan) which may become payable under the American President Companies, Ltd. Retirement Plan (the "Retirement Plan") to an employee credited with the number of years of service shown, assuming that benefits commence at age 65 and are payable in the normal form (generally a joint and 50% survivor benefit).

                            ANNUAL RETIREMENT INCOME

                                            YEARS OF SERVICE
     5-YEAR AVERAGE       ----------------------------------------------------
   ANNUAL COMPENSATION       15         20         25         30         35
   -------------------    --------   --------   --------   --------   --------
          $400,000        $120,000   $160,000   $180,000   $200,000   $200,000
          $500,000        $150,000   $200,000   $225,000   $250,000   $250,000
          $600,000        $180,000   $240,000   $270,000   $300,000   $300,000
          $700,000        $210,000   $280,000   $315,000   $350,000   $350,000
          $800,000        $240,000   $320,000   $360,000   $400,000   $400,000
          $900,000        $270,000   $360,000   $405,000   $450,000   $450,000
        $1,000,000        $300,000   $400,000   $450,000   $500,000   $500,000
        $1,100,000        $330,000   $440,000   $495,000   $550,000   $550,000
        $1,200,000        $360,000   $480,000   $540,000   $600,000   $600,000

    The amounts shown in the table are subject to adjustment for Social Security benefits. The credited years of service of the current and former executive officers of the Company named in the Summary Compensation Table are as follows:
Ms. Cattani, 4 years; Mr. Crandall, 9 months; Mr. Hayashi, 27 years; Mr. Lillie, 5 years; Mr. Marston, 8 years; and Mr. Rhein, 28 years. The compensation covered by the Retirement Plan, Excess-Benefit Plan and 1995 Supplemental Executive Retirement Plan was $368,217, $365,200, $552,000, $874,109, $433,279 and
$552,000, for Ms. Cattani and Messrs. Crandall, Hayashi, Lillie, Marston and Rhein, respectively, during 1995. Covered compensation for any year is equal to the sum of the employee's annual salary rate on June 1 and any cash bonus that the employee receives or defers during the year. However, the compensation on which retirement income would be determined is different from such amount because benefits are based upon a five-year average of the employee's compensation. Retirement benefits are supplemented for Mr. Crandall under the terms of his employment agreement and for Mr. Lillie under the terms of the agreement in connection with his resignation. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements and Certain Transactions."

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive an annual retainer of $24,000, a fee of $1,000 per meeting when attending Board or stockholder meetings and an additional fee of $850 for each committee meeting attended. The Chairpersons of the Company's Audit and Compensation Committees each receive an annual retainer of $3,000. All directors are reimbursed for their reasonable expenses incurred in connection with the Company's business. A director may elect to defer receipt of compensation earned as a director under a deferred compensation plan and, beginning in 1996, may elect to receive such compensation in the form of Common Stock or phantom shares under the 1995 Stock Bonus Plan.

    Under the Retirement Plan for Directors of American President Companies, Ltd. (the "Retirement Plan for Directors"), directors who have never been employees of the Company are eligible to receive an unfunded benefit if they complete five years of service as a director or if they attain age 70 or become permanently and totally disabled while serving as a director. The benefit is equal to the amount of the annual retainer paid by the Company to its directors, as adjusted during the period that the retired director is receiving the benefit, and is paid for a period equal to the lesser of 10 years or one year for each full or partial year of service as a director. A reduced benefit for a director's surviving spouse is provided in the event that the director dies before retirement or dies after retirement but before expiration of his or her benefit. In addition, the Retirement Plan for Directors provides for mandatory retirement of a director not later than the date of the annual meeting of stockholders of the Company coinciding with or next following his or her 70th birthday (72nd birthday for individuals who were directors on September 15, 1992).

    Under the 1992 Directors' Stock Option Plan, directors who have never been Company employees receive options to purchase 10,000 shares of Common Stock upon election or appointment to the Board of Directors, and all non-employee directors receive annual grants of options to purchase 2,000 shares of Common Stock. These options have exercise prices equal to the fair market value of the Company's Common Stock on the grant date. They vest in three equal annual installments and, if held for at least six months, vest in full upon the non-employee director's retirement, death or disability or a change in control of the Company. (The term "change in control" has the same definition in this plan as in the 1989 Stock Incentive Plan (see above).) As provided in the plan, Messrs. Arledge, Barr, Friedman, Hellman, Shumway, Sullivan and Williams, and Ms. Rembe, each received options to purchase 2,000 shares of Common Stock in fiscal year 1995.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

    Ms. Cattani and Messrs. Crandall, Hayashi, Marston and Rhein are employed at annual salaries of not less than $276,240, $365,200, $365,040, $291,200 and
$525,000, respectively, under employment agreements that expire when they attain age 65. These agreements may be terminated by either party for any reason upon 30 days' notice. While the agreements remain in effect, these individuals are entitled to receive their salaries and to participate in the employee benefit and compensation plans maintained by the Company. If the Company terminates their employment without cause, specified percentages of their base salaries (150% for Ms. Cattani and Mr. Marston, 155% for Messrs. Crandall and Hayashi and 160% for Mr. Rhein), and participation in all insurance and similar plans, will continue for three years (but not beyond age 65) and the applicable period will be counted as employment with the Company for purposes of determining the termination date of options, vesting under the Company's executive compensation programs, including the 1989 Stock Incentive Plan and 1995 Stock Bonus Plan, and calculation of a supplemental retirement benefit. In the event of such termination, Mr. Hayashi would also be credited with service for purposes of calculating the supplemental retirement benefit for a period during which he was employed by the Company in a seagoing position.

    The agreements with Ms. Cattani and Messrs. Crandall, Hayashi, Marston and Rhein also provide that the Company will compensate them for any amounts that they do not receive as a result of any provision in any plan or agreement limiting payments which are nondeductible by the Company for federal income tax purposes on account of Internal Revenue Code provisions relating to golden parachute payments.

    The agreements with Ms. Cattani and Messrs. Crandall, Hayashi, Marston and Rhein provide that, if their employment is terminated for any reason at any time following a change in control with respect to the Company, or if they resign as a result of any material change in responsibilities or relocation of place of employment by over 20 miles within one year after a change in control, they may elect to receive either the continuation of their specified percentages of base salary and benefits as described above for three years (but not beyond age 65) or lump sum severance benefits equal to the specified percentages of annual base salary times three (or the number of years remaining to age 65, if less). (Mr. Hayashi also has this election if he resigns for any reason prior to July 1, 1998.) If they resign for any reason within a 30-day period commencing one year after a change in control, they may elect to receive either the continuation of their specified percentages of base salary and benefits as described above for two years (but not beyond age 65) or lump sum severance benefits equal to the specified percentages of annual base salary times two (or the number of years remaining to age 65, if less). The term "change in control" has the same definition in these employment agreements as in the 1989 Stock Incentive Plan (see above).

    Currently, if the employment of Ms. Cattani and Messrs. Crandall, Hayashi, Marston and Rhein were terminated by the Company after a change in control, the value of their lump sum severance benefits would be approximately $1,243,080, $1,698,180, $1,697,436, $1,310,400 and $2,520,000, respectively. Alternatively, they could elect to continue receiving the specified percentages of their base salaries, plus insurance and similar benefits with annual values of approximately $3,124, $8,930, $10,495, $4,577 and $11,194, respectively, and vesting under executive compensation programs for the applicable periods, and to receive supplemental retirement benefits upon retirement of approximately $3,702, $1,829, $1,341, $1,922 and $5,433, respectively, payable monthly for life, and reduced benefits for their surviving spouses.

    Mr. Crandall's employment agreement also provides that he will receive an unfunded supplemental retirement benefit equal to the difference between the amount of the pension benefits actually paid under the Company's qualified and non-qualified defined benefit pension plans and the amount of a hypothetical pension benefit. If Mr. Crandall's employment terminates after he reaches age 65, the hypothetical pension benefit will be equal to 40% of his highest five-year average annual compensation (subject to adjustment for Social Security benefits). If his employment terminates before he reaches age 65, the hypothetical pension benefit will be equal to the greater of (i) $12,500 per month (subject to cost-of-living increases not to exceed three percent per year) or (ii) 40% of his highest five-year average annual compensation, prorated based upon his length of service with the Company (subject to adjustment for Social Security benefits). This hypothetical benefit for termination prior to age 65 will also be reduced by the amount of any retirement benefit that Mr. Crandall receives from his prior employer. If Mr. Crandall is not otherwise eligible for retiree health insurance coverage from the Company when his employment terminates, the Company will provide coverage comparable to the coverage then being provided to its retiring employees. Mr. Crandall will be required to contribute to the cost of this coverage on the same basis as retiring employees. Mr. Crandall was provided with relocation assistance, as described in the Summary Compensation Table. In addition, to assist him in the sale of his home in Southern California, the Company made a loan to Mr. Crandall in fiscal 1995 which bears interest at prime rate and is payable in annual installments of $50,000 over eight years commencing in March 1996. Payments of the first five installments will be forgiven as they become due, provided Mr. Crandall continues to be employed by the Company (or is treated as being so employed under his employment agreement), or in the event that his employment terminates due to disability.

    Mr. Lillie resigned as Chairman and Chief Executive Officer of the Company effective October 13, 1995, and entered into an agreement with the Company in settlement of all rights under his employment agreement with the Company. Under the new agreement, the period commencing on Mr. Lillie's resignation date and ending on the earlier of March 1, 1999, or the date of his death (the "continuation period") will be counted as employment with the Company for purposes of determining the expiration date of the options previously granted to him under the Company's stock option plans and for purposes of vesting under the executive compensation programs in which he participated. During the continuation period, Mr. Lillie is entitled to continue to participate in insurance and similar plans maintained by the Company as if he were still an employee. Mr. Lillie is being compensated by the Company at his final rate of base salary until April 12, 1996, and at 160% of that rate from April 13, 1996, to the end of the continuation period. Mr. Lillie was paid a bonus for fiscal year 1995 calculated on the basis of his target bonus percentage and the bonus level approved by the Compensation Committee for bonus-level employees of the Company generally. In addition, Mr. Lillie will receive an unfunded supplemental retirement benefit commencing at age 62 equal to the difference between the amount of the pension benefits actually paid under the Company's qualified and non-qualified defined benefit pension plans and the amount of a hypothetical pension benefit equal to 40 percent of his highest five-year average annual compensation (subject to adjustment for Social Security benefits). For purposes of calculating Mr. Lillie's highest five-year average annual compensation, the continuation period (without regard to the possibility of Mr. Lillie's death) is counted as employment with the Company and his annual compensation during the continuation period is deemed to be 160% of his final base salary.

    The law firm of Pillsbury Madison & Sutro LLP, of which Ms. Rembe is a partner, provides legal services to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation of the Company's senior management is determined by the Compensation Committee of the Board of Directors, which is comprised of four non-employee directors. The Committee believes that the Company's executive compensation program should attract and retain highly qualified personnel and provide meaningful incentives for superior performance. The Company seeks to link executives' interests with those of the Company's stockholders by rewarding the achievement of short- and long-term performance goals, as measured by improvements in the Company's earnings and return on equity. The Company intends that certain compensation paid to its senior management in 1996, including stock options, be exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code. From time to time, the Committee retains an independent compensation consultant to provide advice with respect to the Company's compensation plans and programs.

    Based upon the recommendation of management, the Compensation Committee granted no merit salary increases to the Company's senior executives for 1995. Instead, the Committee increased the target bonus of Mr. Lillie, then Chief Executive Officer, to 60% and made similar adjustments to the target bonus percentages of the other senior executives. The Committee believes that this shift to an increased emphasis on variable compensation that is tied to the achievement of performance goals will serve to strengthen the alignment of the interests of the executives with those of the Company's stockholders.

    In July 1995, based upon recommendations of the Chief Executive Officer and the Committee's compensation consultant, the Compensation Committee increased Mr. Rhein's salary by 10% and his target bonus to 57.5% in recognition of his promotion to President and Chief Operating Officer. In December 1995, following Mr. Rhein's promotion to Chief Executive Officer, the Committee established Mr. Rhein's new base salary and target bonus percentage on the basis of national salary survey data for comparably sized industrial companies, the Committee's assessment of his past performance and its expectations of his future contributions. Comparative salary data was derived from annual executive compensation surveys conducted by three consulting firms. Salary survey data utilized by the Company included information on S&P Transportation Index companies of comparable size to the Company participating in the survey. Cash compensation (salary plus bonus) is generally targeted by the Company at the median of the companies surveyed. Based upon the foregoing factors, the Compensation Committee determined that a base salary of $525,000 and a target bonus of 60% were appropriate for Mr. Rhein.

    In December 1994, management of the Company recommended, and the Compensation Committee approved, a bonus program for 1995. The program had two components: 80% of the bonus was based upon the achievement of return on equity targets, which were established on the basis of anticipated results for 1995; and, in order to increase focus on the Company's customers, 20% of the bonus was based upon the achievement of customer satisfaction targets, which were established from current baseline measures. Bonus pools ranging from 50% to 150% of target bonuses were established to correspond to levels of return on equity and customer satisfaction. Following the end of 1995, the Committee authorized a bonus pool of 46.22% of target bonuses, consistent with the performance targets achieved for the year, fixed the bonus of Mr. Rhein at 49.21% of his target bonus, and reviewed and acted upon recommendations of the management of the Company with respect to bonuses for the Company's other senior executives. Individual bonus awards were based upon the individual's annual salary and target bonus and an evaluation of the individual's contribution to the Company's performance. Pursuant to the agreement entered into with Mr. Lillie at the time of his resignation, Mr. Lillie received a bonus equal to 46.22% of his target bonus.

    In 1993, the Compensation Committee approved a long-term incentive program, intended to replace annual option grants for five years. The program was designed to meet key strategic objectives of linking the interests of employees with the interests of stockholders in stock price appreciation, creating a high level of employee focus and motivation, enhancing employee ownership of the Company's stock and promoting employee retention. Under the program, performance options were granted to each eligible employee in an aggregate amount of approximately five times the employee's 1993 annual grant. In addition, the Committee also grants options to certain newly hired or promoted employees. In 1995, Mr. Rhein was granted options for an aggregate of 30,000 shares in recognition of his promotions to President and Chief Operating Officer and to Chief Executive Officer. Each of the performance options has a term expiring July 26, 2003, and an exercise price equal to the greater of the fair market value of the Company's Common Stock at the time of the grant or $22.375, which was the stock's fair market value when the initial grant of performance options was made in July 1993. Vesting of the options will occur between 1996 and July 27, 2002, depending upon the Company's achievement of certain stock price targets. See table entitled "Long-Term Incentive Program" below.

    The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive with the compensation provided by employers of comparable size and that the annual bonus and stock option programs have helped to focus the Company's senior management on increasing profitability and stockholder value and reducing costs.

                                          G. Craig Sullivan, Chairman
                                          John H. Barr
                                          F. Warren Hellman
                                          Forrest N. Shumway

                          LONG-TERM INCENTIVE PROGRAM

    The performance stock options discussed above will vest based upon the Company's achievement of the stock price targets set forth below.

                                                                                                    VESTED PERCENTAGE
                                                                                                       OF ORIGINAL
TIME PERIOD                                       STOCK PRICE TARGET                                     OPTION
------------------  ------------------------------------------------------------------------------  -----------------
July 27, 1995 to                                       $31.325                                          33 1/3%
July 26, 1996                                          $35.800                                          66 2/3%
                                                       $39.156                                             100%
July 27, 1996 to                                       $33.563                                          33 1/3%
July 26, 1997                                          $36.919                                          66 2/3%
                                                       $42.513                                             100%
July 27, 1997 to                                       $35.800                                          33 1/3%
July 26, 1998                                          $38.038                                          66 2/3%
                                                       $42.513                                             100%
July 27, 1998                                            none                                               60%
July 27, 1998 to    Total return on the Company's Common Stock (appreciation plus dividends) since         100%
July 26, 2002       date of grant is at  least 100% of total return  of median company in S&P  500
                    Index for same period.
July 27, 2002                                            none                                              100%

Before July 27, 1998, no portion of the options will vest unless the total return on the Company's Common Stock from the date of grant to the potential vesting date has been at least 75% of the total return of the median company in the S&P 500 Index for the same period. This minimum requirement applies in addition to the targets in the table above.

PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's Common Stock with a comparable return on the indicated indices for the last five fiscal years. The total return on the Company's Common Stock is determined based on the change in the price of the Common Stock and assumes reinvestment of all dividends and an original investment of $100. The total returns on the indicated indices also assume reinvestment of dividends and an original investment in each index of $100 on December 28, 1990.

                          TOTAL RETURN TO STOCKHOLDERS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AMERICAN PRESIDENT COMPANIES, LTD.    S&P 500 INDEX   S&P TRANSPORTATION INDEX
12/28/90                                  $100             $100                       $100
12/27/91                               $239.39          $127.59                    $143.37
12/25/92                               $248.80          $142.20                    $162.75
12/31/93                               $375.59          $155.03                    $192.77
12/30/94                               $336.55          $157.07                    $161.61
12/29/95                               $311.47          $216.10                    $224.63

                   CERTAIN BENEFICIAL OWNERSHIP OF SECURITIES

    Each of the following stockholders has advised the Company under the rules of the Securities and Exchange Commission that it is the beneficial owner of more than 5% of the Common Stock of the Company. The following information is furnished as of December 31, 1995 with respect to any person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares shown.

NAME AND ADDRESS                NUMBER OF SHARES    PERCENT OF
OF BENEFICIAL OWNER            BENEFICIALLY OWNED    CLASS(1)
-----------------------------  ------------------   ----------
Hellman & Friedman Capital         1,263,996
Partners(2)
APC Partners, L.P.(2)                653,833
Hellman & Friedman Capital            68,227          7.90%
Partners International
(BVI)(2)
H&F Redwood Partners, L.P.(2)         42,642
Franklin Resources                 2,949,300         11.48%
777 Mariner's Island Blvd.
San Mateo, CA
Pioneering Management              1,345,200          5.24%
60 State Street
Boston, MA
Primecap Management                1,553,100          6.04%
225 South Lake Avenue
Pasadena, CA
Trimark Investment Management      2,340,000          9.11%
One First Canadian Place
Ontario, Canada

------------------------
(1) All percentages are given as of March 1, 1996, based on 25,696,015 shares of Common Stock outstanding.

(2) The voting and dispositive powers with respect to the shares of Common Stock held by Hellman & Friedman Capital Partners, a California Limited Partnership, Hellman & Friedman Capital Partners International (BVI), APC Partners, L.P., and H&F Redwood Partners, L.P. (the "H&F Group") are indirectly controlled by Hellman & Friedman Capital Management, Inc., H&F Capital Management International, Inc., APC Administrators, Inc. and H&F Redwood Investors, Inc., respectively. A trust of which Mr. F. Warren Hellman is a trustee and a beneficiary and a trust of which Mr. Tully M. Friedman is a trustee and a beneficiary each owns 50% of the stock of each such corporation. As a result, Messrs. Hellman and Friedman could be deemed to beneficially own 100% of the 2,028,698 shares of the Common Stock of the Company owned by the H&F Group. Messrs. Hellman and Friedman disclaim such beneficial ownership. The address of each of the members of the H&F Group is c/o Hellman & Friedman, One Maritime Plaza, 12th Floor, San Francisco, CA 94111.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent auditors for fiscal year 1996. Arthur Andersen LLP have served as the Company's independent auditors since 1983. While it is not required to do so, the Board of Directors is submitting the selection of that firm to the stockholders for ratification in order to ascertain the stockholders' views. If ratification is not provided, the Board of Directors will reconsider its selection.

    Representatives of Arthur Andersen LLP are expected to be present at the meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
             RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                             STOCKHOLDER PROPOSALS

    To   be  considered  for   presentation  at  the   1997  Annual  Meeting  of
Stockholders, a stockholder proposal must be received at the offices of the Company not later than November 26, 1996.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the meeting, except that the Board of Directors has been informed that the United Food and Commercial Workers Union, Local 99R, intends to submit two proposals for a stockholder vote at the Annual Meeting relating to adoption of a confidential voting policy and renegotiation of executive employment agreements to eliminate payments under certain circumstances following a change in control. If such resolutions are properly presented at the meeting, the proxy holders intend to use their discretionary authority to vote against such resolutions. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

                                          By order of the Board of Directors,

                                          Maryellen B. Cattani
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

                 AMERICAN PRESIDENT COMPANIES, LTD.
P     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R        The undersigned hereby authorizes Joji Hayashi, Timothy J. Rhein,
     Maryellen B. Cattani and Peter A. V. Huegel, with full power in each to
O act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled
X to vote at the Annual Meeting of Stockholders of American President Companies, Ltd. to be held on Tuesday, April 30, 1996, or at any
Y    adjournment thereof.


            (CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

This proxy will be voted as directed, but if not otherwise directed, FOR the election of directors and FOR proposal 2.

1. TO ELECT DIRECTORS.
Nominees: Tully M. Friedman, Joji Hayashi and G. Craig Sullivan
/ / FOR ALL NOMINEES / / WITHHELD FROM ALL NOMINEES

/ /
   -----------------------------------------------------------
   For all nominees except as noted above.

2. To ratify the selection of Arthur Andersen LLP as independent auditors. / / FOR / / AGAINST / / ABSTAIN

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before said meeting.

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                            PLEASE MARK, SIGN, DATE AND RETURN

(Sign name exactly as imprinted hereon. If signing as attorney, executor, administrator, trustee or guardian give full title as such. If signer is a corporation, give full corporate name and have signed by duly authorized officer showing the officer's title.)

Signature:                                                 Date
          ------------------------------------------------      --------------
Signature:                                                 Date
          ------------------------------------------------      --------------